UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 16, 2005

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 863-3144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 16, 2005, the Board of Directors (the “Board”) of Newport Corporation (the “Company”) and the Compensation Committee of the Board (the “Compensation Committee”) took the following actions relating to executive and director compensation:

2004 Executive Compensation Matters

The Compensation Committee approved the payout of cash bonuses for 2004 to the Company’s executive officers under the Company’s annual incentive program. The amount of cash bonuses approved by the Compensation Committee to be paid to the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) are set forth in the table below.

Name	Amount of 2004 Bonus
Robert G. Deuster	$408,739
Robert J. Phillippy	$227,364
Charles F. Cargile	$225,794
Alain Danielo	$189,904[1]
Gary J. Spiegel	$201,778

[1]	All compensation of Mr. Danielo is paid in Euro. The dollar amount set forth in the table for Mr. Danielo’s bonus (153,148 Euro) has been converted utilizing the average annual currency exchange rates of €1:US$1.24 for 2004.

2005 Executive Compensation Matters

The Compensation Committee also established a target cash bonus amount and performance measures and targets for each of the Company’s executive officers under the Company’s annual incentive program for 2005. The target amount for each of the Company’s executive officers, which is a percentage of base salary (ranging from 50% to 100%), was determined by the Compensation Committee based on the salary level and position of such officer within the Company. Seventy percent (70%) of the incentive is based on financial performance measures for the Company, and thirty percent (30%) is based on individual non-financial goals. The financial performance metrics for each executive vary based upon such executive’s potential impact on the Company’s operating and financial performance, but include one or more of the following measures: earnings per share, worldwide operating income, worldwide sales, worldwide gross margin, divisional operating profit and divisional gross margin. The non-financial goals are tied to each such executive’s potential contributions to the achievement of certain business objectives of the Company. For each financial measure, minimum, target and maximum performance targets are set, corresponding to achievement levels of 50%, 100% and 200%, respectively.

2005 Director Compensation Matters

Annual Cash Retainer. The Board increased the annual retainer that is provided to directors to $25,000.

Lead Independent Director Retainer. The Board approved an additional retainer of $6,000 per year to be provided to the Company’s Lead Independent Director.

Meeting Fees. The Board increased the fee provided to directors for each Board meeting attended to $2,500 per meeting attended in person and $1,500 per meeting attended by telephone. The Board also increased the fee provided to directors for each Committee meeting attended to $2,000 per meeting attended in person and $1,000 per meeting attended by telephone. Finally, the Board increased the additional fee provided to Committee Chairpersons for each Committee meeting attended to $1,000 per meeting.

Director Stock Options. The Board did not change the annual director stock option grant. Each non-employee director receives annually, in January, non-qualified options to purchase 7,500 shares of common stock, which vest in full on the first anniversary of the grant date. Each new non-employee director receives options to purchase 16,000 shares of common stock upon commencement of service as a director, which vest in 25% increments on each of the first four anniversaries of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 21, 2005	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and
Corporate Secretary